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                             (COHEN & GRIGSBY LOGO)


                                 March 15, 2005


Source Interlink Companies, Inc.
27500 Riverview Center Blvd., Suite 400
Bonita Springs, FL 34134

         RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") filed by Source Interlink Companies, Inc., a Delaware corporation (the "COMPANY"), under the Securities Act of 1933, as amended, regarding: (i) up to 487,962 shares (the "PLAN SHARES") of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"), to be issued upon exercise of options yet to be granted pursuant to the 1999 Equity Participation Plan of Alliance Entertainment Corp. and the 1999 Employee Equity Participation and Incentive Plan of Alliance Entertainment Corp. (the "CONTINUING PLANS"); and
(ii) up to 820,394 shares ("OPTION SHARES") of Common Stock to be issued upon exercise of currently outstanding options (the "ASSUMED OPTIONS") granted pursuant to the Continuing Plans, the Amended and Restated Digital On-Demand, Inc. 1998 Executive Stock Incentive Plan and the Amended and Restated Digital On-Demand, Inc. 1998 General Stock Incentive Plan (collectively, the "PLANS").

         We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. We have also assumed that each of the Plans, at the time it was adopted, was duly adopted in accordance with applicable law. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. We have also assumed that in granting future awards under the Continuing Plans, the Board of Directors of the Company or the appropriate committee thereunder will exercise its discretion in establishing the terms of such awards within the permissible limits of the laws of the State of Delaware and in accordance with the Continuing Plans.

         Based upon the foregoing, it is our opinion that:

         1. When issued and sold in the manner referred to in the Continuing Plans, and when full consideration is received therefor, the Plan Shares issued and sold thereby will be legally and validly issued, fully paid and non-assessable.



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  Pittsburgh Office o 11 Stanwix Street, 15th Floor o Pittsburgh, PA 15222-1319
          Telephone 412.297.4900 o Fax 412.209.0672 o www.cohenlaw.com



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(COHEN & GRIGSBY LOGO)

Source Interlink Companies, Inc.
March 15, 2005
Page 2


         2. When issued and sold in the manner referred to in the Plans and in the agreements evidencing the Assumed Options, and when full consideration is received therefor, the Option Shares issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

         In giving this opinion, we have assumed that all certificates for the Company's shares of Common Stock, prior to their issuance, will be duly executed on behalf of the Company by the Company's transfer agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and in any amendment thereto.


                                Very truly yours,


                                /s/ COHEN & GRIGSBY, P.C.

                                COHEN & GRIGSBY, P.C.